EXHIBIT 99.1

For More Information:
Investor contact: Ann Thornton 414-438-6887
Media contact: Kate Venne 414-358-5176

Brady Corporation Reports Fiscal 2016 Third Quarter Results and Increases its Fiscal 2016 EPS Guidance

•
Earnings per diluted Class A Nonvoting Common Share of $0.42 in the third quarter of fiscal 2016 were up 27.3 percent and 23.5 percent compared to GAAP and non-GAAP earnings from continuing operations per diluted Class A Nonvoting Common Share* of $0.33 and $0.34, respectively, in the same quarter of the prior year.

•	Organic revenue decline of 0.1 percent for the quarter ended April 30, 2016.

•	Net cash provided by operating activities was $40.3 million during the third quarter of fiscal 2016, compared to $28.8 million in the same quarter of the prior year.

•	Earnings per diluted Class A Common Share guidance for the full year ending July 31, 2016, increased to a range of $1.37 to $1.45.

MILWAUKEE (May 19, 2016)--Brady Corporation (NYSE: BRC) (“Brady” or “Company”), a world leader in identification solutions, today reported its financial results for its fiscal 2016 third quarter ended April 30, 2016.

Quarter Ended April 30, 2016 Financial Results:
Net earnings for the quarter ended April 30, 2016, were $21.0 million compared to $17.2 million in the same quarter last year. Non-GAAP net earnings* were $17.6 million for the quarter ended April 30, 2015.
Earnings per diluted Class A Nonvoting Common Share were $0.42 for the third quarter ended April 30, 2016, compared to $0.33 in the same quarter last year. Non-GAAP earnings per diluted Class A Nonvoting Common Share* were $0.34 for the quarter ended April 30, 2015.
Sales for the quarter ended April 30, 2016, decreased 1.2 percent to $286.8 million compared to $290.2 million in the third quarter of fiscal 2015. Total organic sales decreased 0.1 percent and foreign currency translation decreased sales by 1.1 percent. By segment, organic sales decreased 0.8 percent in Identification Solutions and increased 1.2 percent in Workplace Safety.

Nine-Month Period Ended April 30, 2016 Financial Results:
Net earnings for the nine-month period ended April 30, 2016, were $55.0 million compared to $42.4 million in the same period last year. Non-GAAP earnings from continuing operations* were $51.1 million for the nine-month period ended April 30, 2015.

Earnings per diluted Class A Nonvoting Common Share were $1.08 for the nine-month period ended April 30, 2016, compared to earnings from continuing operations per diluted Class A Nonvoting Common Share of $0.86 in the same period in fiscal 2015. Non-GAAP earnings from continuing operations per diluted Class A Nonvoting Common Share* were $0.99 for the nine-month period ended April 30, 2015.
Sales for the nine-month period ended April 30, 2016, decreased 5.0 percent to $838.5 million compared to $883.1 million in the same period in fiscal 2015. Total organic sales decreased 0.7 percent and the impact of foreign currency translation decreased sales by 4.3 percent. By segment, organic sales decreased 0.9 percent in Identification Solutions and decreased 0.2 percent in Workplace Safety.

Commentary:
“We continue to realize benefits from our focus on operational efficiency and local accountability, as our gross profit margin, segment profit margins and net earnings have all improved on a year-over-year basis for the third consecutive quarter,” said Brady’s President and Chief Executive Officer, J. Michael Nauman. “Organic sales were essentially flat this quarter, and we expect to face continued economic challenges in certain industrial markets and geographies. Our top priorities remain unchanged, which are to grow our pipeline of innovative new products and deliver operational efficiencies while serving our customers exceptionally well. I am pleased with our ability to improve our financial performance while simultaneously investing in our capabilities to create innovative solutions for our customers. Our consistent focus on our long-term strategy has positioned Brady to compete effectively and deliver improved results to our shareholders.”
“Our focus on operational efficiency continues to result in improved cash flow. During the quarter ended April 30, 2016, net cash provided by operating activities increased to $40.3 million from $28.8 million in the same quarter of last year. Our year-to-date net cash provided by operating activities has increased by 87 percent as we finished with $98.6 million for the nine-month period ended April 30, 2016, compared with $52.7 million for the same period last year,” said Brady’s Chief Financial Officer, Aaron Pearce. “As a result of our strong cash generation, our balance sheet continues to provide significant flexibility for future investment.”

Fiscal 2016 Guidance:
The Company is increasing its earnings per share guidance for the full year ending July 31, 2016, and anticipates earnings per diluted Class A Common Share to range from $1.37 to $1.45. Included in this guidance is a low-single digit decline in organic sales for the full fiscal year, which is reflective of ongoing economic challenges. Offsetting these anticipated organic sales declines are efficiency gains in the Company’s manufacturing facilities and selling, general, and administrative expenses. This guidance is based upon exchange rates as of April 30, 2016, and a full-year income tax rate in the upper 20 percent range.

A webcast regarding Brady’s fiscal 2016 third quarter financial results will be available at www.bradycorp.com beginning at 9:30 a.m. Central Time today.

Brady Corporation is an international manufacturer and marketer of complete solutions that identify and protect people, products and places. Brady’s products help customers increase safety, security, productivity and performance and include high-performance labels, signs, safety devices, printing systems and software. Founded in 1914, the Company has a diverse customer base in electronics, telecommunications, manufacturing, electrical, construction, medical, aerospace and a variety of other industries. Brady is headquartered in Milwaukee, Wisconsin and as of July 31, 2015, employed approximately 6,400 people in its worldwide businesses. Brady’s fiscal 2015 sales were approximately $1.17 billion. Brady stock trades on the New York Stock Exchange under the symbol BRC. More information is available on the Internet at www.bradycorp.com.

* See accompanying notes for Non-GAAP measures.

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In this news release, statements that are not reported financial results or other historic information are “forward-looking statements.” These forward-looking statements relate to, among other things, the Company's future financial position, business strategy, targets, projected sales, costs, earnings, capital expenditures, debt levels and cash flows, and plans and objectives of management for future operations.

The use of words such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “should,” “project” or “plan” or similar terminology are generally intended to identify forward-looking statements. These forward-looking statements by their nature address matters that are, to different degrees, uncertain and are subject to risks, assumptions, and other factors, some of which are beyond Brady’s control, that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. For Brady, uncertainties arise from: implementation of the Workplace Safety strategy; Brady’s ability to develop and successfully market technologically advanced new products; technology changes and potential security violations to the Company’s information technology systems; future competition; future financial performance of major markets Brady serves, which include, without limitation, telecommunications, hard disk drive, manufacturing, electrical, construction, laboratory, education, governmental, public utility, computer, healthcare and transportation; fluctuations in currency rates versus the U.S. dollar; risks associated with international operations; difficulties associated with exports; changes in the supply of, or price for, parts and components; increased price pressure from suppliers and customers; Brady’s ability to retain significant contracts and customers; risk associated with loss of key talent; risks associated with obtaining governmental approvals and maintaining regulatory compliance; risk associated with product liability claims; environmental, health and safety compliance costs and liabilities; potential write-offs of Brady’s substantial intangible assets; unforeseen tax consequences; risks associated with restructuring plans and maintaining acceptable operational service metrics; risks associated with divestitures; risks associated with identifying, completing, and integrating acquisitions; risks associated with our ownership structure; Brady’s ability to maintain compliance with its debt covenants; increase in our level of debt; and numerous other matters of national, regional and global scale, including those of a political, economic, business, competitive, and regulatory nature contained from time to time in Brady’s U.S. Securities and Exchange Commission filings, including, but not limited to, those factors listed in the “Risk Factors” section within Item 1A of Part I of Brady’s Form 10-K for the year ended July 31, 2015.

These uncertainties may cause Brady's actual future results to be materially different than those expressed in its forward-looking statements. Brady does not undertake to update its forward-looking statements except as required by law

BRADY CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF EARNINGS
(Unaudited; Dollars in thousands, except per share data)

	Three months ended April 30,		Nine months ended April 30,
	2016	2015	2016	2015
Net sales	$286,816	$290,227	$838,519	$883,095
Cost of products sold	141,373	149,228	420,835	453,732
Gross margin	145,443	140,999	417,684	429,363
Operating expenses:
Research and development	8,865	8,928	26,531	27,507
Selling, general and administrative	105,794	102,952	306,678	319,796
Restructuring charges	—	4,834	—	13,991
Total operating expenses	114,659	116,714	333,209	361,294

Operating income	30,784	24,285	84,475	68,069

Other income (expense):
Investment and other income (expense)	721	434	(1,030)	968
Interest expense	(1,838)	(2,503)	(6,119)	(8,394)

Earnings from continuing operations before income taxes	29,667	22,216	77,326	60,643

Income tax expense	8,686	5,003	22,352	16,347

Earnings from continuing operations	$20,981	$17,213	$54,974	$44,296

Loss from discontinued operations, net of income taxes	—	—	—	(1,915)

Net earnings	$20,981	$17,213	$54,974	$42,381

Earnings from continuing operations per Class A Nonvoting Common Share:
Basic	$0.42	$0.34	$1.09	$0.86
Diluted	$0.42	$0.33	$1.08	$0.86

Earnings from continuing operations per Class B Voting Common Share:
Basic	$0.42	$0.34	$1.07	$0.85
Diluted	$0.42	$0.33	$1.07	$0.85

Loss from discontinued operations per Class A Nonvoting Common Share:
Basic	$—	$—	$—	$(0.03)
Diluted	$—	$—	$—	$(0.03)

Loss from discontinued operations per Class B Voting Common Share:
Basic	$—	$—	$—	$(0.04)
Diluted	$—	$—	$—	$(0.04)

Net earnings per Class A Nonvoting Common Share:
Basic	$0.42	$0.34	$1.09	$0.83
Diluted	$0.42	$0.33	$1.08	$0.83
Dividends	$0.20	$0.20	$0.61	$0.60

Net earnings per Class B Voting Common Share:
Basic	$0.42	$0.34	$1.07	$0.81
Diluted	$0.42	$0.33	$1.07	$0.81
Dividends	$0.20	$0.20	$0.59	$0.58

Weighted average common shares outstanding (in thousands):
Basic	50,251	51,301	50,602	51,275
Diluted	50,505	51,450	50,747	51,370

BRADY CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited; Dollars in thousands)

	April 30, 2016	July 31, 2015
ASSETS
Current assets:
Cash and cash equivalents	$141,596	$114,492
Accounts receivable—net	153,289	157,386
Inventories:
Finished products	63,105	66,700
Work-in-process	17,145	16,958
Raw materials and supplies	20,317	20,849
Total inventories	100,567	104,507
Prepaid expenses and other current assets	33,981	32,197
Total current assets	429,433	408,582
Other assets:
Goodwill	436,191	433,199
Other intangible assets	62,260	68,888
Deferred income taxes	16,465	22,310
Other	17,157	18,704
Property, plant and equipment:
Cost:
Land	5,258	5,284
Buildings and improvements	94,155	94,423
Machinery and equipment	262,992	270,086
Construction in progress	2,025	2,164
	364,430	371,957
Less accumulated depreciation	264,661	260,743
Property, plant and equipment—net	99,769	111,214
Total	$1,061,275	$1,062,897
LIABILITIES AND STOCKHOLDERS’ INVESTMENT
Current liabilities:
Notes payable	$6,230	$10,411
Accounts payable	64,428	73,020
Wages and amounts withheld from employees	40,987	30,282
Taxes, other than income taxes	7,817	7,250
Accrued income taxes	4,991	7,576
Other current liabilities	39,329	38,194
Current maturities on long-term debt	—	42,514
Total current liabilities	163,782	209,247
Long-term obligations, less current maturities	236,310	200,774
Other liabilities	65,843	65,188
Total liabilities	465,935	475,209
Stockholders’ investment:
Common Stock:
Class A nonvoting common stock—Issued 51,261,487 and 51,261,487 shares, respectively and outstanding 46,723,474 and 47,781,184 shares, respectively	513	513
Class B voting common stock—Issued and outstanding, 3,538,628 shares	35	35
Additional paid-in capital	316,373	314,403
Earnings retained in the business	438,441	414,069
Treasury stock—4,538,013 and 3,480,303 shares, respectively of Class A nonvoting common stock, at cost	(114,012)	(93,234)
Accumulated other comprehensive loss	(42,396)	(45,034)
Other	(3,614)	(3,064)
Total stockholders’ investment	595,340	587,688
Total	$1,061,275	$1,062,897

BRADY CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited; Dollars in thousands)

	Nine months ended April 30,
	2016	2015
Operating activities:
Net earnings	$54,974	$42,381
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	24,896	28,511
Non-cash portion of stock-based compensation expense	6,247	3,556
Non-cash portion of restructuring charges	—	3,545
Loss on sale of business, net	—	426
Deferred income taxes	3,169	(4,533)
Changes in operating assets and liabilities (net of effects of business acquisitions/divestitures):
Accounts receivable	4,679	(797)
Inventories	4,556	(8,385)
Prepaid expenses and other assets	(734)	201
Accounts payable and accrued liabilities	3,432	(8,399)
Income taxes	(2,669)	(3,766)
Net cash provided by operating activities	98,550	52,740

Investing activities:
Purchases of property, plant and equipment	(7,468)	(23,545)
Sale of business, net of cash retained	—	6,111
Other	1,987	3,927
Net cash used in investing activities	(5,481)	(13,507)

Financing activities:
Payment of dividends	(30,603)	(30,712)
Proceeds from issuance of common stock	663	1,591
Purchase of treasury stock	(23,552)	—
Net proceeds from borrowing on credit facilities	28,819	64,638
Principal payments on debt	(42,514)	(42,514)
Debt issuance costs	(803)	—
Income tax on equity-based compensation, and other	(1,238)	(3,832)
Net cash used in financing activities	(69,228)	(10,829)

Effect of exchange rate changes on cash	3,263	(9,770)

Net increase in cash and cash equivalents	27,104	18,634
Cash and cash equivalents, beginning of period	114,492	81,834

Cash and cash equivalents, end of period	$141,596	$100,468

BRADY CORPORATION AND SUBSIDIARIES
SEGMENT INFORMATION
(Unaudited; Dollars in thousands)

	Three months ended April 30,		Nine months ended April 30,
	2016	2015	2016	2015
SALES TO EXTERNAL CUSTOMERS
ID Solutions	$196,953	$200,786	$578,160	$604,948
Workplace Safety	89,863	89,441	260,359	278,147
Total	$286,816	$290,227	$838,519	$883,095

SALES INFORMATION
ID Solutions
Organic	(0.8)%	3.0%	(0.9)%	2.4%
Currency	(1.1)%	(5.7)%	(3.5)%	(3.3)%
Total	(1.9)%	(2.7)%	(4.4)%	(0.9)%
Workplace Safety
Organic	1.2%	(1.1)%	(0.2)%	0.6%
Currency	(0.7)%	(12.2)%	(6.2)%	(7.1)%
Total	0.5%	(13.3)%	(6.4)%	(6.5)%
Total Company
Organic	(0.1)%	1.7%	(0.7)%	1.8%
Currency	(1.1)%	(8.0)%	(4.3)%	(4.6)%
Total	(1.2)%	(6.3)%	(5.0)%	(2.8)%

SEGMENT PROFIT
ID Solutions	$46,445	$41,614	$123,451	$120,800
Workplace Safety	13,759	12,292	43,818	40,607
Total	$60,204	$53,906	$167,269	$161,407
SEGMENT PROFIT AS A PERCENT OF SALES
ID Solutions	23.6%	20.7%	21.4%	20.0%
Workplace Safety	15.3%	13.7%	16.8%	14.6%
Total	21.0%	18.6%	19.9%	18.3%

	Three months ended April 30,		Nine months ended April 30,
	2016	2015	2016	2015
Total segment profit	$60,204	$53,906	$167,269	$161,407
Unallocated amounts:
Administrative costs	(29,420)	(24,787)	(82,794)	(79,347)
Restructuring charges	—	(4,834)	—	(13,991)
Investment and other income (expense)	721	434	(1,030)	968
Interest expense	(1,838)	(2,503)	(6,119)	(8,394)
Earnings from continuing operations before income taxes	$29,667	$22,216	$77,326	$60,643

NON-GAAP MEASURES
(Unaudited; Dollars in Thousands, Except Per Share Amounts)

In accordance with the U.S. Securities and Exchange Commission’s Regulation G, the following provides definitions of the non-GAAP measures used in the earnings release and the reconciliation to the most closely related GAAP measure.

Earnings from Continuing Operations Before Income Taxes Excluding Certain Items:

Brady is presenting the Non-GAAP measure "Earnings from Continuing Operations Before Income Taxes Excluding Certain Items." This is not a calculation based upon GAAP. The amounts included in this Non-GAAP measure are derived from amounts included in the Consolidated Financial Statements and supporting footnote disclosures. We do not view these items to be part of our sustainable results. We believe this profit measure provides an important perspective of underlying business trends and results and provides a more comparable measure from year to year. The table below provides a reconciliation of Earnings from Continuing Operations Before Income Taxes to Earnings from Continuing Operations Before Income Taxes Excluding Certain Items:

	Three Months Ended April 30,		Nine Months Ended April 30,
	2016	2015	2016	2015
Earnings from Continuing Operations Before Income Taxes (GAAP Measure)	$29,667	$22,216	$77,326	$60,643
Restructuring charges	—	4,834	—	13,991
Postretirement benefit plan curtailment gain	—	(4,296)	—	(4,296)
Earnings from Continuing Operations Before Income Taxes Excluding Certain Items (non-GAAP measure)	$29,667	$22,754	$77,326	$70,338

Income Taxes on Continuing Operations Excluding Certain Items:
Brady is presenting the Non-GAAP measure "Income Taxes on Continuing Operations Excluding Certain Items." This is not a calculation based upon GAAP. The amounts included in this Non-GAAP measure are derived from amounts included in the Consolidated Financial Statements and supporting footnote disclosures. We do not view these items to be part of our sustainable results. We believe this measure provides an important perspective of underlying business trends and results and provides a more comparable measure from year to year. The table below provides a reconciliation of Income Taxes on Continuing Operations to Income Taxes on Continuing Operations Excluding Certain Items:

	Three Months Ended April 30,		Nine Months Ended April 30,
	2016	2015	2016	2015
Income Taxes on Continuing Operations (GAAP measure)	$8,686	$5,003	$22,352	$16,347
Restructuring charges	—	1,636	—	4,406
Postretirement benefit plan curtailment gain	—	(1,504)	—	(1,504)
Income Taxes on Continuing Operations Excluding Certain Items (non-GAAP measure)	$8,686	$5,135	$22,352	$19,249

Net Earnings from Continuing Operations Excluding Certain Items:

Brady is presenting the Non-GAAP measure "Net Earnings from Continuing Operations Excluding Certain Items." This is not a calculation based upon GAAP. The amounts included in this Non-GAAP measure are derived from amounts included in the Consolidated Financial Statements and supporting footnote disclosures. We do not view these items to be part of our sustainable results. We believe this measure provides an important perspective of underlying business trends and results and provides a more comparable measure from year to year. The table below provides a reconciliation of Net Earnings from Continuing Operations to Net Earnings from Continuing Operations Excluding Certain Items:

	Three Months Ended April 30,		Nine Months Ended April 30,
	2016	2015	2016	2015
Net Earnings from Continuing Operations (GAAP measure)	$20,981	$17,213	$54,974	$44,296
Restructuring charges	—	3,198	—	9,585
Postretirement benefit plan curtailment gain	—	(2,792)	—	(2,792)
Net Earnings from Continuing Operations Excluding Certain Items (non-GAAP measure)	$20,981	$17,619	$54,974	$51,089

NON-GAAP MEASURES
(Unaudited; Dollars in Thousands, Except Per Share Amounts)

Net Earnings from Continuing Operations Per Diluted Class A Nonvoting Common Share Excluding Certain Items:
Brady is presenting the Non-GAAP measure "Net Earnings from Continuing Operations Per Diluted Class A Nonvoting Common Share Excluding Certain Items." This is not a calculation based upon GAAP. The amounts included in this Non-GAAP measure are derived from amounts included in the Consolidated Financial Statements and supporting footnote disclosures. We do not view these items to be part of our sustainable results. We believe this measure provides an important perspective of underlying business trends and results and provides a more comparable measure from year to year. The table below provides a reconciliation of Net Earnings from Continuing Operations Per Diluted Class A Nonvoting Common Share to Net Earnings from Continuing Operations Per Diluted Class A Nonvoting Common Share Excluding Certain Items:

	Three Months Ended April 30,		Nine Months Ended April 30,
	2016	2015	2016	2015
Net Earnings from Continuing Operations Per Diluted Class A Nonvoting Common Share (GAAP measure)	$0.42	$0.33	$1.08	$0.86
Restructuring charges	—	0.06	—	0.19
Postretirement benefit plan curtailment gain	—	(0.05)	—	(0.05)
Net Earnings from Continuing Operations Per Diluted Class A Nonvoting Common Share Excluding Certain Items (non-GAAP measure)	$0.42	$0.34	$1.08	$0.99